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                                     SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                       EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
  [ ]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [X]  Soliciting Material under Rule 14a-12

                          DAL-TILE INTERNATIONAL INC.
                (Name of Registrant as specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X]  No fee required.
  [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:___________________
       (2) Aggregate number of securities tow which transaction applies:___________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ______________________________________________________________
       (4)  Proposed maximum aggregate value of transaction:
            ______________________________________________________________
       (5)  Total fee paid: __________________________________

  [ ]  Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:_______________________________________
       (2)  Form, Schedule or Registration Statement No.:
            ______________________________________________________________
       (3)  Filing Party:
            ______________________________________________________________
       (4)  Date Filed:
            ______________________________________________________________

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         Set forth below is the text of a letter sent by Dal-Tile
International Inc. ("Dal-Tile") to its suppliers on November 21, 2001.



                                #####


Via Facsimile:

November 19, 2001





Dear Dal-Tile Supplier:

In a press release today, Dal-Tile outlined terms under which it will be acquired by Mohawk Industries, Inc., subject to stockholder and regulatory approvals. Mohawk Industries is one of the largest floor covering manufacturers and distributors in the United States with annual sales of over $3 billion.

We would like to take this opportunity to thank you for the support you have given our company in the past. More importantly, we believe that this merger represents tremendous growth opportunities for Dal-Tile and its suppliers. Jeffrey S. Lorberbaum, President and Chief Executive Officer of Mohawk, stated, "The Dal-Tile merger gives us the opportunity to expand our hard surface business and become a leader in the ceramic tile sector." Jacques Sardas, Chairman, President and CEO of Dal-Tile, stated, "When combined, the two companies will have the opportunity to create a formidable organization in the floor covering industry."

On behalf of Dal-Tile's 8,000 employees, we want to thank you again for your past support and reiterate that we believe this merger represents an excellent opportunity for us to grow together in the future.

Press releases and additional information will be available on our website at www.daltile.com.

Sincerely,



Matthew J. Kahny
Vice President
Marketing




        The foregoing materials contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 particularly those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. For those statements, Dal-Tile claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relating to expectations about future results or events are based upon information available to Dal-Tile as of today's date, and the company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of Dal-Tile or the combined company and actual results may vary materially from the results and expectations discussed. For instance, while Dal-Tile and Mohawk have entered into a definitive agreement, there is no assurance that the parties will complete the transaction. In the event the companies do not receive necessary government or stockholder approvals or fail to satisfy conditions to closing, the transaction will terminate. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of Dal-Tile into Mohawk's business, and each company's ability to compete in the highly competitive floor covering industry. The revenues and earnings of Dal-Tile and the combined company and their ability to achieve their planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain.
 These factors include: (1) materially adverse changes in economic conditions generally in the carpet, rug, ceramic tile and floor covering markets served by Dal-Tile and Mohawk and the combined company; (2) increased competition from other carpet, rug, ceramic tile and floor covering manufacturers; (3) increased raw material prices; (4) the timing and level of capital expenditures; (5) the successful integration of the companies including the challenges inherent in diverting Dal-Tile's management attention and resources from other strategic matters and from operational matters for an extended period of time; (6) the successful introduction of new products; (7) the successful rationalization of existing operations; and (8) other risks identified from time to time in Dal-Tile's and Mohawk's SEC reports and public announcements.

        THE PROPOSED TRANSACTION WILL BE SUBMITTED TO DAL-TILE'S AND MOHAWK'S STOCKHOLDERS FOR THEIR CONSIDERATION, AND MOHAWK WILL FILE WITH THE SEC A REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT-PROSPECTUS TO BE USED BY DAL-TILE AND MOHAWK TO SOLICIT THEIR RESPECTIVE STOCKHOLDERS' APPROVAL OF THE PROPOSED TRANSACTION, AS WELL AS OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION. YOU ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement-prospectus included in the registration statement, as well as other filings containing information about Dal-Tile and Mohawk, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to: Dal-Tile, Mark A. Solls, Dal-Tile International Inc., P.O. Box 170130, Dallas, Texas 75217 (214-398-1411), or to Mohawk, Jerry L. Melton, Mohawk Industries, Inc., P.O. Box 12069, Calhoun, Georgia 30701 (706-629-7721).

        DAL-TILE AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF DAL-TILE IN CONNECTION WITH THE MERGER. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THOSE PARTICIPANTS MAY BE OBTAINED BY READING DAL-TILE'S DEFINITIVE PROXY STATEMENT DATED MARCH 31, 2001 IN CONNECTION WITH DAL-TILE'S ANNUAL MEETING OF STOCKHOLDERS HELD ON APRIL 26, 2001 AND BY READING THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE.